UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                                  April 7, 2005
                                 Date of Report
                        (Date of earliest event reported)


                                 ALPHATRADE.COM
                                 --------------
             (Exact name of registrant as specified in its charter)



           Nevada                          0-25631             98-0211652
 ------------------------------        ---------------      ------------------
(State or other Jurisdiction of       (Commission File      (I.R.S. Employer
 Incorporation or Organization)             Number)         Identification No.)



                        #1322 - 1111 West Georgia Street
                       Vancouver, British Columbia, Canada
                                     V6E 4M3
                    (Address of Principal Executive Offices)


                                 (604) 681-7503
                         (Registrant's Telephone Number)


                                       N/A
          (Former Name or Former Address if changed Since Last Report)


Item 9.01      Financial Statements and Exhibits.

               (a)  Financial Statements of Businesses Acquired.

                    None, not applicable.

               (b)  Pro Forma Financial Information.

AlphaTrade today announced that it has canceled a previously announced private stock placement. It said existing cash flow is now adequate to finance its


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current  marketing  and business  expansion  plans  without need for  additional capital.

In March 2005, the Company said it would be offering 5,000,000 shares of its stock at $0.40 per share. However, it has seen continuing improvement in its cash flow, which went from a negative cash flow from operations of $944,717 in 2003 to a negative of $52,713 in 2004. In the first two months of 2005, cash flow from operations turned positive and totaled $100,000. The Company expects it to be positive for all of 2005.

Spurring this improvement is strong growth in sales coupled with control of expenses. AlphaTrade's revenue rose from $940,000 in 2003 to $1.92 million in 2004. Unaudited sales totaled $446,389 in the first two months of 2005, equivalent to an annualized rate of nearly $2.7 million. Gross margins also have been increasing, from 10% in 2003 to 31% in 2004, while the Company's net loss has fallen to $2.06 million in 2004 from $8.36 million in 2003. AlphaTrade has projected a gross profit of between $1.0 million and $2.0 million for 2005, up from $599,000 in 2004, bringing it close to its goal of full profitability by the end of 2005.

AlphaTrade CEO Penny Perfect commented, "The Company values its shareholders and does not want to unnecessarily dilute shareholder equity. We have a number of marketing initiatives in place right now and will be launching some new products in the second quarter, so we are confident that our revenue will accommodate our additional marketing expenses. Having turned cash flow positive we are now able to finance our marketing and expansion plans for 2005 and beyond internally."

In other recent news, AlphaTrade announced a marketing partnership with the USGFA, through which golf enthusiasts will be able to access the Company's stock quote service in real time to monitor their portfolios while watching the 2005 Masters Tournament at Augusta National Golf Club. AlphaTrade also has recently added new clients in Russia, Ukraine, Israel and China. Ms. Perfect noted that the list of AlphaTrade affiliate sites has grown by 150 since the start of 2005.

               (c)  Exhibits.

                    None, not applicable.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ALPHATRADE.COM



DATED:   April 7, 2005                      /s/  Penny Perfect
                                            -------------------
                                            Penny Perfect, CEO

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